UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2024

SCHOLASTIC CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-19860	13-3385513
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

557 Broadway
New York, New York		10012
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 343-6100

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SCHL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) As previously reported, on March 12, 2024, the holders of the outstanding Class A Stock of the Company approved a change in the size of the Board of Directors of the Company, fixing the size at eleven directors, which increased the current vacancies on the Board to two vacancies, one to be filled by the incumbent members of the Board elected by the holders of the Common Stock and one to be filled by the incumbent members of the Board elected by the holders of the Class A Stock. At its meeting held on March 20, 2024, the Board of Directors elected Alix Guerrier and Kaya Henderson as directors of the Company to fill such vacancies. Mr. Guerrier was elected to fill the vacancy in the Board seat elected by the Common stockholders of the Company and Ms. Henderson was elected to fill the vacancy elected by the Class A stockholders of the Company

Mr. Guerrier brings to the Board extensive experience in education and nonprofit leadership. As the Chief Executive Officer of DonorsChoose, he champions equity in public schools through its crowdfunding platform, having previously served as the Chief Executive Officer of GlobalGiving and was a co-founder LearnZillion. His career spans roles at McKinsey & Company and teaching in various schools, shaping his commitment to educational innovation and empowerment. Mr. Guerrier holds an AB degree in Physics from Harvard University, a Master's degree in Education from Stanford University, and an MBA from Stanford University.

Ms. Henderson brings to the Board her distinguished career in education leadership and reform, currently as Chief Executive Officer of Reconstruction US, a company which she co-founded to provide a supplemental K-12 curriculum situating Black people in a culturally affirming way for the benefit of students from all backgrounds. Ms. Henderson's prior successful tenure at the District of Columbia Public Schools saw significant improvements in enrollment, graduation rates, and student performance during her service as Deputy Chancellor, followed by Interim Chancellor and then Chancellor. Her dedication to education extends through roles at Teach for America, The New Teacher Project, and various scholarly and leadership positions. Ms. Henderson holds a Bachelor of Science degree in Foreign Service, a Master of Arts in Leadership, and an Honorary Doctorate of Humane Letters from Georgetown University, as well as an Honorary Doctorate of Humane Letters from Trinity Washington University.

For further information relating to Mr. Guerrier and Ms. Henderson, reference is also made to the press release of the Company attached as Exhibit 99.1 to this Current Report on Form 8-K.

Both, Mr. Guerrier and Ms. Henderson have been appointed to the Human Resources and Compensation Committee of the Board of Directors and will be compensated for their respective services as directors on the same basis as other non-employee directors of the Company, including annual retainers, eligibility to receive stock-based awards under the Company’s outside director stock incentive plan and the ability to participate in the compensation and restricted stock unit deferral arrangements available for directors. For a description of non-employee director compensation, including the stock incentive plan and compensation deferral arrangements, see "Proposal 1 - Election of Directors - Director Compensation" in the Company's proxy statement for its 2023 annual meeting of stockholders filed with the Securities and Exchange Commission on August 10, 2023. At its September 20, 2023 Board meeting, the Board approved an amendment to the outside director stock incentive plan to make an RSU deferral option available for the outside directors. On March 20, 2024, Mr. Guerrier and Ms. Henderson each received a grant of 1,915 Restricted Stock Units under the Scholastic Corporation 2017 Outside Directors Stock Incentive Plan, representing a pro-rata portion of the current annual grant to non-employee directors as provided in the Plan in the case of a director appointed other than at an annual meeting of stockholders. There have been no transactions within the last fiscal year, or any currently proposed transactions, in which the Company is to be a participant and in which either Mr. Guerrier or Ms. Henderson has or had a direct or indirect material interest which would be required to be reported under Item 404(a) of Regulation S-K.

(e) Not applicable.

(f) Not applicable.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1	Press Release, dated March 21, 2024
Exhibit 104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHOLASTIC CORPORATION

Date:	March 25, 2024	By:	/s/ Andrew S. Hedden
		Name: Title:	Andrew S. Hedden Executive Vice President, General Counsel and Secretary

Exhibit 99.1

Scholastic Appoints Alix Guerrier and Kaya Henderson to its Board of Directors

New York, NY – March 21, 2024 – Scholastic (NASDAQ: SCHL), the global children's publishing, education and media company, today announced that Alix Guerrier and Kaya Henderson were appointed to its board of directors (the “Board”) as independent directors, effective March 20, 2024. Mr. Guerrier was appointed to the Board by the directors elected by holders of Scholastic’s Common Stock, and Ms. Henderson was appointed to the Board by the directors elected by holders of its Class A Stock, resulting in both current vacancies on the Board, including that created as a result of the recent expansion of the Board to eleven members, now being filled.

Iole Lucchese, Chair of the Board, said, “We are very pleased to welcome two accomplished leaders in K-12 education and education technology, with extensive direct-to-consumer experience and expertise in non-for-profit and for-profit enterprises, to our Board. Mr. Guerrier contributes over 20 years of experience in the education sector including as a teacher and an educational technology entrepreneur. Ms. Henderson’s career spans over three decades of work in schools, policy, and the not-for-profit sector, earning her a reputation as one of the most admired school leaders in America. The Board believes each of these individuals will make valuable and distinct contributions to Scholastic’s business as we continue to build on our over 100-year legacy of supporting the personal and intellectual growth of all children, beginning with reading and literacy.”

Alix Guerrier

Mr. Guerrier currently serves as the Chief Executive Officer for DonorsChoose, a leading nonprofit organization that supports public schools in the United States through the use of its crowdfunding platform. As CEO, Mr. Guerrier works to ensure DonorsChoose maintains a focus on equity while expanding its broad appeal and advancing its mission to serve students in every community. Prior to DonorsChoose, Mr. Guerrier served for three years as the CEO of GlobalGiving, a nonprofit organization and global crowdfunding community that enables donors to support charitable projects around the world.

In 2011, Mr. Guerrier co-founded LearnZillion, an educational technology company offering school districts a free, cloud-based curriculum. The company was acquired by Edgenuity and Weld North Education. Prior to that, Mr. Guerrier had a five-and-a-half-year career with McKinsey & Company, first as an Associate in the company’s Healthcare Practice and then as an Engagement Manager and Expert in McKinsey’s Education Practice.

Mr. Guerrier began his career in education by serving as a teacher for the Pan American School of Porto Alegre in Brazil and then as a sixth-grade math and science teacher at Costaño Elementary School in East Palo Alto, California, as part of Teach for America. He then spent two years as a math teacher for Leadership High School in San Francisco, California. Mr. Guerrier has an AB degree in Physics from Harvard University, a Master’s degree in Education from Stanford University, and an MBA from Stanford University.

Kaya Henderson

Ms. Henderson currently serves as Chief Executive Officer of Reconstruction US, a technology company she co-founded and launched in April 2020. Reconstruction US delivers a K-12 supplemental curriculum that situates Black people, culture, and contributions in an authentic, identity-affirming way for the benefit of students from all backgrounds. Before serving in her current role, Ms. Henderson served as Principal for her consulting company, Kaya Henderson Consulting. She also previously worked for Teach for All for over two years as Head of the Global Learning Lab for Community Impact. In that role, she led the organization’s international community strategy across 60 countries.

From 2007 to 2016, Ms. Henderson had a successful tenure with the District of Columbia Public Schools. She first served as Deputy Chancellor and was subsequently promoted to Interim Chancellor and then Chancellor, a role she held for five years. Under her leadership, the school district experienced consecutive years of enrollment growth, an increase in graduation rates, wider access to advanced courses for all students, and improvements in student satisfaction and teacher retention. Additionally, her legacy in the D.C. public school system includes major gains in reading and math performance.

In her early career, Ms. Henderson taught Spanish to sixth through eighth grade students in New York City via Teach for America, and she later spent six years working with Teach for America in roles of increasing responsibility. In her last role with Teach for America, she served as Executive Director in Washington, D.C. She also spent seven years with The New Teacher Project, first as Partner and then as Vice President for Strategic Partnerships.

Ms. Henderson has served as a Distinguished Scholar in Residence for Georgetown University, as Superintendent in Residence for The Broad Center, and as a Fellow for the Chan Zuckerberg Initiative. Ms. Henderson has a Bachelor of Science degree in Foreign Service, a Master of Arts in Leadership, an Honorary Doctorate of Humane Letters from Georgetown University, and an Honorary Doctorate of Humane Letters from Trinity Washington University.

About Scholastic

For more than 100 years, Scholastic Corporation (NASDAQ: SCHL) has been encouraging the personal and intellectual growth of all children, beginning with literacy. Having earned a reputation as a trusted partner to educators and families, Scholastic is the world's largest publisher and distributor of children's books, a leading provider of literacy curriculum, professional services, and classroom magazines, and a producer of educational and entertaining children's media. The Company creates and distributes bestselling books and e-books, print and technology-based learning programs for pre-K to grade 12, and other products and services that support children's learning and literacy, both in school and at home. With international operations and exports in more than 135 countries, Scholastic makes quality, affordable books available to all children around the world through school-based book clubs and book fairs, classroom libraries, school and public libraries, retail, and online. Learn more at www.scholastic.com.

Contact: Scholastic Corporation

Investors: Jeffrey Mathews, (212) 343-6741, investor_relations@scholastic.com

Media: Anne Sparkman, (212) 343-6657, asparkman@scholastic.com

Forward-Looking Statements

This news release contains certain forward-looking statements relating to future periods. Such forward-looking statements are subject to various risks and uncertainties, including the conditions of the children's book and educational materials markets generally and acceptance of the Company's products within those markets, and other risks and factors identified from time to time in the Company's filings with the Securities and Exchange Commission. Actual results could differ materially from those currently anticipated.

SCHL: Financial